EXHIBIT 10.1

February 25, 2014

Via Electronic Mail (Justin.Cope@clr.com andJose.Bayardo@clr.com)

Continental Resources, Inc.
20 N. Broadway
OKC, OK 73102
Attn:  Mr. Jose Bayardo
           Mr. Justin Cope

Re:           Amendatory Letter Agreement No. 1
Purchase and Sale Agreement, dated January 21, 2014
Niobrara Prospect
Morgan and Weld Counties, Colorado

Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated January 21, 2014, by and between Continental Resources, Inc. (“Seller”), and Red Hawk Petroleum, LLC (“Buyer”).   Seller and Buyer are sometimes referred to herein collectively, as the “Parties” or individually, as a “Party.” This Amendatory Letter Agreement No. 1 (this “Amendment”) sets forth the terms and conditions of the agreement among the Parties with regard to the above-referenced matter.  All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The Parties  desire to extend the date on which Closing is to occur from on or before February 28, 2014 to on or before March 7, 2014 with an anticipated Closing on March 4, 2014, at the offices of Seller at 20 N. Broadway, Oklahoma City, Oklahoma 73102 or at such other place and time as the parties mutually agree.

In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Purchase Agreement as follows:

1.           The Parties hereby agree that the Closing shall occur on or before March 7, 2014 with an anticipated Closing on March 4, 2014, at the offices of Seller at 20 N. Broadway, Oklahoma City, Oklahoma 73102 or at such other place and time as the parties mutually agree, and any reference to the term “Closing” or “Closing Date” in the Purchase Agreement shall mean on or before March 7, 2014.

2.           Notwithstanding anything contained in the Purchase Agreement to the contrary, if Closing has not occurred on or before March 7, 2014 for any reason, then Seller shall be entitled to retain the Deposit, plus the actual interest earned thereon as liquidated damages.

3.           As amended hereby, the Purchase Agreement is in full force and effect, and valid and binding upon the Parties. In the event of a conflict between this Amendment and the Purchase Agreement, as amended, the terms and conditions of this Amendment shall control and govern the point in conflict. Notwithstanding anything to the contrary, failure of this Amendment to address a point in the Purchase Agreement, as amended, shall not be deemed to be a conflict.

4.           Each Party hereby agrees that such Party shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out such Party’s obligations under this Amendment.

5.            This Amendment shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns.

6.           This Amendment may not be altered, or amended, nor any rights hereunder waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver.

7.           This Amendment may be executed in counterparts, and each counterpart shall be deemed to be an original, but all of which shall be deemed to be one amendment.

8.           This Amendment may be executed by telefax or electronic signatures, and telefax and electronic signatures shall be valid and binding upon the Parties.

Please execute this Amendment in the space provided below indicating your agreement with the above amendments to the Purchase Agreement and return the executed letter to the undersigned by fax or email at your earliest convenience.

Should you have any questions, please do not hesitate to contact me. Thank you for your prompt attention to this matter.

Sincerely,
Red Hawk Petroleum, LLC

By: /s/ Clark R. Moore
Clark R. Moore
EVP and General Counsel

ACCEPTED AND AGREED
this 25th day of February, 2014

Continental Resources, Inc.

By: /s/ Jose A. Bayardo
Jose A. Bayardo
Senior VP of Business Development